                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 33-53671) and related Prospectus of ALZA Corporation for the registration of $825,000,000 of zero coupon subordinated notes and to the incorporation by reference therein of our reports dated February 24, 1994, with respect to the consolidated financial statements of ALZA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statements schedules included therein, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG

Palo Alto, California
June 17, 1994